Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-165908) pertaining to the 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan of DemandTec, Inc. of our reports dated April 23, 2010, with respect to the consolidated financial statements and schedule of DemandTec, Inc., and the effectiveness of internal control over financial reporting of DemandTec, Inc., included in this Annual Report (Form 10-K) for the year ended February 28, 2010.
San Jose, California
April 23, 2010